UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 7, 2020, Nabors Industries Ltd. (“NIL”) and certain of its indirect wholly-owned subsidiaries, Nabors Industries, Inc. (“NII”), Nabors Drilling Holdings Inc., Nabors International Finance Inc. (“Nabors Finance”), Nabors Lux Finance 1, Nabors Global Holdings Limited and Nabors Holdings Ltd. (collectively, the “Note Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) under which NIL agreed to sell $600 million aggregate principal amount of its 7.25% Senior Guaranteed Notes due 2026 (the “2026 Notes”) and $400 million aggregate principal amount of its 7.50% Senior Guaranteed Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) to Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., HSBC Securities (USA) Inc., SMBC Nikko Securities Americas, Inc., Academy Securities, Inc., Intrepid Partners, LLC and Siebert Williams Shank & Co., LLC (the “Initial Purchasers”). The Notes are fully and unconditionally guaranteed by the Note Guarantors. The closing of the sale of the Notes occurred on January 10, 2020. NIL received net proceeds, after deducting estimated offering commissions and estimated net expenses, of approximately $983.98 million. Nabors intends to use the net proceeds from this offering to fund NII’s offer to repurchase, for an aggregate purchase price of up to $800 million of NII’s 5.50% senior notes due 2023, 4.625% senior notes due 2021, 5.10% senior notes due 2023 and 5.00% senior notes due 2020 in the tender offers and consent solicitations, as applicable, for such notes announced on January 6, 2020, subject to the terms, priorities and caps set forth in the Offer to Purchase and Consent Solicitation Statement dated January 6, 2020, and will use the remaining proceeds for the repayment of other debt and other general corporate purposes.

NIL sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A and (ii) pursuant to Regulation S under the Securities Act. NII relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated as of January 10, 2020 (the “Indenture”), among NIL, as issuer, the Note Guarantors, as guarantors, and Wilmington Trust, National Association, as trustee. In connection with entering into the Indenture, the Note Guarantors (other than Nabors Finance) entered into a joinder agreement to become guarantors under NII’s $1.1036 billion senior unsecured revolving credit facility dated October 11, 2018, as amended.

The 2026 Notes will bear interest at an annual rate of 7.25% and the 2028 Notes will bear interest at an annual rate of 7.50%. The 2026 Notes will mature on January 15, 2026 and the 2028 Notes will mature on January 15, 2028.

The Indenture includes covenants customary for transactions of this type that, subject to significant exceptions, limit the ability of NIL and its subsidiaries to, among other things, incur certain liens or enter into sale and leaseback transactions. The Indenture also contains a limitation on NIL’s ability to incur debt or guarantee debt of NIL, subject to significant exceptions. In the event of a Change of Control Triggering Event (as defined in the Indenture) with respect to the Notes, the holders of the Notes may require NII to purchase all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes so purchased, plus accrued and unpaid interest, if any.

Prior to July 15, 2022, NIL may redeem the 2026 Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. On or after July 15, 2022, NIL may redeem the 2026 Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, NIL may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of 2026 Notes prior to July 15, 2022, at a price equal to 107.25% of the principal amount thereof plus accrued and unpaid interest, if any.

Prior to January 15, 2023, NIL may redeem the 2028 Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. On or after January 15, 2023, NIL may redeem the 2028 Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, NIL may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of 2028 Notes prior to January 15, 2023, at a price equal to 107.50% of the principal amount thereof plus accrued and unpaid interest, if any.

The Notes will be senior unsecured obligations of NIL and will rank pari passu in right of payment with all of NIL’s existing and future senior obligations. The guarantees of the Notes will be senior unsecured obligations of the Note Guarantors and will rank pari passu in right of payment with all of the Note Guarantors’ existing and future senior obligations.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the issuance of the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of January 10, 2020 by and among Nabors Industries Ltd., as Issuer, Nabors Industries, Inc., as Guarantor, Nabors International Finance Inc., as Guarantor, Nabors Lux Finance 1, as Guarantor, Nabors Global Holdings Limited, as Guarantor, Nabors Drilling Holdings Inc., as Guarantor, Nabors Holdings Ltd., as Guarantor, and Wells Fargo Bank, N.A., as trustee, including as exhibits thereto the form of Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Submitted electronically with this report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 14, 2020	By:	/s/Mark D. Andrews
		Name:	Mark D. Andrews
		Title:	Corporate Secretary